Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS

LICENSED PUBLIC ACCOUNTANTS

TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 (Amendment No. 6) of our report dated July 23, 2010 relating to the consolidated financial statements of Bontan Corporation Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2010.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada Chartered Accountants
June 16, 2011 Licensed Public Accountants

                         1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663